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                                                                     EXHIBIT 8.3


                  [LETTERHEAD OF GOLDFARB, LEVY, ERAN & CO.]


                                 May 12, 1999


SunGard Data Systems Inc.
1285 Drummers Lane
Wayne, Pennsylvania  19087


Ladies and Gentlemen:


     You have requested our opinion concerning certain matters of Israeli tax law in connection with the Agreement dated as of March 9, 1999 (the "Agreement"), between SunGard Data Systems Inc. ("SunGard") and Oshap Technologies Ltd., a corporation organized under the laws of the State of Israel ("Oshap"), and the Arrangement to be entered into between Oshap and its shareholders (the "Arrangement") pursuant to the Agreement, and related documents and agreements referenced in the Agreement (together with an Agreement, the "Merger Agreements").

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreements.

     We have acted as special Israeli counsel to SunGard in connection with the Arrangement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

1.  The Agreement;

2. Representations made by Oshap, including those representations contained in that certain Oshap Tax Certificate dated May 12, 1999;

3.  The Proxy Statement prepared in connection with the Arrangement;

4. The Registration Statement on Form S-4 in connection with the Arrangement (the "Registration Statement"); and
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5.  Such other instruments and documents related to the formation, organization and operation of Oshap and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

2. Any representation or statement referred to above made "to the knowledge of" or otherwise similarly qualified is correct without such qualification;

3. The Arrangement will be consummated pursuant to the Agreement in accordance with the laws of the State of Israel;

4. Oshap qualifies and as of the effective date of the Arrangement will qualify as an "industrial holding company" as such term is defined in the Income Tax Order (Exemption from Capital Gains on Sale of Shares), 1981, of the State of Israel; and

5. The Ordinary Shares of Oshap have been listed for trading on the Nasdaq National Market since 1986, and will remain so listed through the Effective Date.

     We have reviewed the section of the Registration Statement entitled "Israeli Tax Consequences." Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion, as special Israeli counsel for SunGard, that the description of the tax consequences of the Arrangement under Israeli law as set forth in the said section of the prospectus is correct in all material respects.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1. We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel. This opinion represents and is based upon our judgment regarding the application of the laws of the State of Israel specifically referred to in the Registration Statement and which in our experience are normally applicable to the type of transactions contemplated by the Arrangement and relevant judicial decisions. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters addressed therein. This opinion speaks only as of its date. It is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or the opinion set forth herein, even though the change may affect the legal analysis, a legal conclusion or an informational
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    confirmation in this opinion. Our opinion is not binding upon the Income Tax
    Authority of the State of Israel or the courts, and the Income Tax Authority is not precluded from asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative charges, on either a prospective or a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

2. Our opinion concerning certain Israeli tax consequences of the Arrangement is limited to the specific Israeli tax consequences presented above. No opinion is expressed as to any transaction other than the Arrangement, including any transaction undertaken in connection with the Arrangement or any tax consequences of holding or disposing SunGard common stock. In addition, this opinion does not address any other federal, estate, gift, state, local or foreign tax consequences that may result from the Arrangement. In particular, we express no opinion regarding:

     (a) the tax consequences for any person whose individual tax situation is different than that of shareholders who purchased their ordinary shares in the public market only in the initial public offering of Oshap's shares, or thereafter;

     (b) the tax consequences of the Arrangement on persons who are "dealers" in securities under Israeli law or otherwise deemed to have received ordinary income under Israeli law in connection with the Arrangement;

     (c) the tax consequences of the Arrangement on persons who held ordinary shares of Oshap prior to the initial public offering of Oshap;

     (d) the tax consequence for holders of options to purchase ordinary shares of Oshap; and

     (e) The tax consequences for entities subject to the Inflationary Adjustments Law - 1984.

3. No opinion is expressed if the Arrangement is not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

4. No ruling has been or will be requested from the Income Tax Authority of the State of Israel concerning the Israeli income tax consequences of the Arrangement on shareholders who purchased their Ordinary Shares of Oshap since the date of the initial public offering of Oshap. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the general application of existing Israeli income tax law to the instant transaction. We note that the holders of Oshap shares were put on notice in the section of the Registration Statement entitled "Israeli Tax Consequences" to consult their own tax advisors as to
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    the Israeli tax consequences of the Arrangement applicable to them. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official statutes of any kind, and that no assurance can be given that contrary positions will not be taken by the Income Tax Authority or that a court considering the issues would not hold otherwise.

5. We understand that counsel for Oshap, Meitar, Liquornik, Geva & Co., has rendered a tax opinion substantially similar to this opinion.

6. This opinion is being delivered solely for your benefit in connection with the filing of the prospectus. This opinion may not be relied upon or utilized by any other person or entity, and may not be made available to any other person or entity or quoted or otherwise referred to for any other purpose, without our prior written consent. We do, however, consent to the use of our name in the Registration Statement wherever it appears.

7. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
    Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                              Very truly yours,

                                              /s/ Goldfarb, Levy, Eran & Co.

                                              Goldfarb, Levy, Eran & Co.